UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

Q BIOMED INC.

(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g)and 0-11

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule, and the date of its filing.

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Q BIOMED INC.

c/o Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

(212) 588-0022

NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS

To the Stockholders of Q BioMed Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Q BioMed Inc., a Nevada corporation (the “Company,” “we,” “us,” or “our”), in connection with actions taken pursuant to Section 78.320 of the Nevada Revised Statutes and Section 3.7 of our bylaws by the written consent of the stockholders who have the authority to vote a majority of the issued and outstanding shares of the Company’s capital stock. The actions taken are as described in, and subject to the conditions set out in, the Information Statement.

This Information Statement is being furnished to our stockholders in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Securities and Exchange Commission thereunder, solely for the purpose of informing our stockholders of the action taken by the written consent.

THIS IS NOT A NOTICE OF A MEETING, AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of Board of Directors

/s/ Denis Corin
Denis Corin Chief Executive Officer

November 18, 2022

Q BIOMED INC.

c/o Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

(212) 588-0022

PRELIMINARY INFORMATION STATEMENT

GENERAL INFORMATION

Unless otherwise noted, references to the “Company,” “we,” “us,” or “our” mean Q BioMed Inc., a Nevada corporation. Our principal executive offices are located c/o Ortoli Rosenstadt LLP at 366 Madison Avenue, 3rd Floor, New York, NY 10017, and out telephone number is (212) 588-0022.

This Information Statement is first being delivered on or about November __, 2022 to the Company’s common stockholders of record as of November 18, 2022 (the “Record Date”). We expect that the action set out herein will become effective on or about December __, 2022.

We are furnishing this Information Statement in connection with an action taken by the stockholders who have the authority to vote a majority of the outstanding shares of our capital stock.

By written consent dated November 18, 2022 (the “Written Consent”), as permitted by Section 78.320 of the Nevada Revised Statutes, the stockholders who had the authority to vote a majority of the outstanding shares of Common Stock approved have approved an amendment to our Articles of Incorporation to increase our authorized share capital from 250,000,000 shares of common stock to 1,000,000,000 shares of common stock (the “Authorized Capital Increase”).

The actions described above will take effect approximately 20 days after providing this Information Statement to our shareholders on the Record Date, pending required filings with the Secretary of State of Nevada.

As of the Record Date, the following shares of our capital stock were outstanding (i) 84,328,041 shares of our common stock, which represented 84,328,041 of the votes entitled to vote on this action, (ii) 227,998 shares of our Series A Convertible preferred stock, none of which were entitled to vote on this action, (iii) 296,000 shares of our Series B Convertible preferred stock, none of which were entitled to vote on this action, and (iv) 1,000,000 shares of our Series C preferred stock, which represented 200,000,000 of the votes entitled to vote on this action. Because holders of approximately 200,000,000 of the votes entitled to vote on this action, representing approximately 70.3% of all of the votes entitled to vote on this action, have executed the Written Consent, no vote or consent of any other shareholder is being, or will be, solicited in connection with the authorization of the matters set forth in the Written Consent. Under Nevada law, our bylaws and our Articles of Incorporation, the votes represented by the holders signing the Written Consent are sufficient in number to authorize the matters set forth in the Written Consent, without the vote or consent of any of our other shareholders. Nevada statutes provide that any action that is required to be taken, or that may be taken, at any annual or special meeting of shareholders of a Nevada corporation may be taken, without a meeting, without prior notice and without a vote, if a written consent, setting forth the actions taken, is signed by the holders of outstanding capital stock having not less than the minimum number of votes necessary to authorize such action.

This Information Statement is being provided to shareholders on or about December __, 2022. We will bear all expenses incurred in connection with the distribution of this Information Statement. We will reimburse brokers or other nominees for reasonable expenses they incur in forwarding this material to beneficial owners.  The actions in the Written Consent and the director and officer appointment will take effect on or shortly after [20 days after the mailing of the Definitive Information Statement].

No action is required by you. The accompanying Information Statement is furnished only to inform you of the above actions before such actions take effect, in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

:

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND A PROXY

Stockholders of our company owning approximately 70.3% of the votes of our issued and outstanding shares of capital stock consented in writing on November __, 2022 to the Authorized Capital Increase.  As such, no vote or further action of the stockholders of the Company is required to approve or adopt those actions.  You are hereby being provided with notice of the stockholders’ approval of the above actions by less than unanimous written consent of the stockholders of the Company. Under federal law, however, such approval by written consent may not become effective until at least twenty (20) days after this Information Statement has first been provided to stockholders, and these actions shall become effective immediately thereon or when the appropriate filing has been made with the Nevada Secretary of State, as applicable.

DISSENTER’S RIGHT OF APPRAISAL

The Nevada Revised Statutes do not provide for dissenter's rights of appraisal in connection with the Authorized Capital Increase.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The voting power of the Company is vested in its common stock, with one vote per share, and in its Series C Preferred Shares, with 200 votes per share. At the Record Date, 84,328,041 shares of common stock were outstanding and 1,000,000 Series C Preferred Shares were outstanding.

Set forth below is information concerning the ownership as of the Record Date of (i) the common stock of the Company by persons who, to the knowledge of the Board of Directors, beneficially own more than five (5%) percent of the outstanding shares of common stock of the Company and (ii) the Series C Preferred Shares.  Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Common Stock

Name and Address of Beneficial Owner	Undiluted and Diluted Beneficial Ownership	% of class
Denis Corin	5,116,800	6.0%

Series C Preferred Stock

Name and Address of Beneficial Owner	Undiluted and Diluted Beneficial Ownership	% of class
Denis Corin	333,334	33.3%
William Rosenstadt	333,333	33.3%
Ari Jatwes	333,333	33.3%

The stockholders who signed the written consent and the votes that they provided is:

Name and Address of Beneficial Owner	Number of Votes	% of All Votes(1)
Denis Corin	66,666,680	23.4%
William Rosenstadt	66,666,600	23.4%
Ari Jatwes	66,666,600	23.4%

(1)           Based on 84,328,041 shares of common stock outstanding and 1,000,000 Series C Preferred Shares outstanding on the Record Date.

INTERESTS OF CERTAIN PERSONS

To the best of our knowledge, there are no interests, direct or indirect, by security holdings or otherwise, of each of the following persons in the Authorized Capital Increase:

1.	Each person who has been a director or officer of our company at any time since the beginning of our fiscal year ended November 30, 2020 and

2.	Each associate of any of the foregoing persons.

AUTHORIZED CAPITAL INCREASE

The majority shareholders and the Board of Directors have approved an amendment to our Articles of Incorporation, attached hereto as Exhibit A, to change increase the number of our authorized share of common stock from 250,000,000 to 1,000,000,000

Reasons for the Proposed Authorized Capital Increase

Management is undertaking the Authorized Capital Increase in an attempt to allow the Company to raise more capital through the sale of equity or to acquire an existing operating entity or asset. At the Record Date, only approximately 1% of our authorized common stock was unissued or not reserved for issuance. This limits our ability to raise capital through the sale of common stock. After the Authorized Capital Increase, the common stock outstanding or reserved for issuance on the Record Date will represent approximately 25% of our authorized common stock, which we believe provides us with ample authorized but unissued shares of common stock to proceed with a capital raise through the sale of common stock.

Future Dilution; Anti-Takeover Effects

There may be certain disadvantages suffered by shareholders as a result of the Authorized Capital Increase. These disadvantages include an increase in possible dilution to present shareholders' percentage ownership of the common stock because of the additional authorized shares of common stock which would be available for future issuance by us. Current shareholders, in the aggregate, own approximately 33.7% of current authorized and issued shares of common stock under our present capital structure but would own only 8.4% of the authorized and issued shares of common stock under our capital structure after the Authorized Capital Increase. The decision to issue any shares of common stock that could dilute the position of current shareholders can be made by our Board of Directors alone, and no further shareholder vote or consultation would be required for such an issuance.

The Board of Directors believes that the consummation of the Authorized Capital Increase and the changes which would result therefrom will not cause us to terminate the registration of our common stock under the Securities Exchange Act of 1934, as amended, or to cease filing reports thereunder, and we do not presently intend to seek, either before or after the Authorized Capital Increase, any change in our status as a reporting company for federal securities law purposes.

Exhibit A

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation:

Q BioMed Inc.

2.	The articles have been amended as follows: (provide article numbers, if available)

Article 5 shall be replaced in its entirety to read:

“5.      Authorized Shares:

The aggregate number of shares, which the corporation shall have authority to issue, shall consist of 1,000,000,000 (one billion) shares of Common Stock, having a $0.001 par value per share, and 100,000,000 shares of Preferred Stock, each having a $0.001 par value per share.  The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders.  The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.  The Board of Directors may issue such share of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.”

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 70.3%

4.	Effective date and time of filing: Effective upon filing.

5.	Signature:

/s/ Denis Corin

Name:	Denis Corin

Title:	Chief Executive Officer

Date:	November 18, 2022